EXHIBIT 10.7


                        FORM OF ESCROW AGREEMENT

THE UNDERSIGNED, in order to designate UNITED NATIONAL BANK, A COMMERCIAL BANK, whose address is 5901 Miami Lakes Drive, Miami Lakes, FL 33014 ("Escrow Agent"), as the Escrow Agent of the undersigned for the purposes and upon the terms and conditions herein set forth ("Escrow Agreement"), does hereby enter into this Escrow Agreement with United National Bank on the effective date of the Registration Statement on Form SB-2 (the "Registration Statement") for Gay Entertainment Television, Inc., a New York corporation (the "Company").

1. United National Bank hereby is appointed depository for the undersigned with respect to the subject matter of this agreement. Escrow Agent is not required to post bond for any activity of Escrow Agent described in this Escrow Agreement.

2. This Escrow Agreement is being executed in connection with that certain offer for sale to subscribers ("Subscribers") of a minimum of 1,882,350 units (the "Minimum Offering") and a maximum of 2,350,000 units (the "Maximum Offering") offered by the Company, pursuant to and as described in the Registration Statement. Pursuant to the offer, and concurrently with the execution and delivery hereof, undersigned have agreed to deposit with Escrow Agent, as custodian and depository all moneys until the Minimum Offering amount is satisfied collected pursuant to this offer from Subscribers, and direct that same be held and disposed of by Escrow Agent as herein provided.

3. Escrow Agent is directed and authorized to hold the deposited funds in a demand deposit account at United National Bank, designated GAY ENTERTAINMENT TELEVISION, INC. ESCROW ACCOUNT.

         The undersigned hereby directs the Escrow Agent to immediately distribute the deposited funds thereon to the Company pursuant to the following escrow requirements:

         a. All funds received from Subscribers will be deposited into Escrow Account at United National Bank and shall be invested in funds permissible by the Securities and Exchange Commission.

         b. Escrow Agent will promptly return to a Subscriber their portion of the escrowed funds, without interest, if a Subscriber is subsequently rejected by the Company or The Agean Group, as representative (the "Representative") of the Company's underwriters, in whole or in part, as set forth in the Prospectus or if a Subscriber rescinds that Subscriber's subscription agreement; provided that such rescission shall be of any force and effect if rescission is permitted under the laws of the State to which such Subscriber is domiciled. The Company or the Representative will immediately notify Escrow Agent in writing of any rejected Subscriber or a rescission by a Subscriber. Escrow Agent will then, upon collection of that Subscriber's moneys, refund the rejected amount to that Subscriber.


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         c. Escrow Agent shall promptly return to each investor their portion of the escrow funds, without interest in the event the Escrow Agent fails to receive aggregate escrowed funds in the amount of Seven Million, Nine Hundred Ninety Nine Thousand, Nine Hundred Eighty Seven and 50/100 ($7,999,987.50) Dollars on or before ninety (90) days from the effective date of the Prospectus ("Termination Date"), unless the offering is extended by the Company and the Representative, at their sole option, for an additional ninety (90) days (for a total of 180 days from the effective date of the Prospectus and the Company will promptly notify Escrow Agent in writing of any extension of the offering.

         d. Escrow Agent will promptly deliver the escrowed funds to the Company with accrued interest if:

                  (1) the escrowed funds are in the aggregate amount of not less than Seven Million, Nine Hundred Ninety Nine Thousand, Nine Hundred Eighty Seven and 50/100 ($7,999,987.50) Dollars ("Minimum Subscription") on or before Termination Date or any extension thereof.

                  (2) In the case of a distribution under the proceeding subparagraph 3c(1) above, the Company may continue to deposit checks made payable to Gay Entertainment Television, Inc. Escrow Account into the Escrow Account and Escrow Agent will cause the Escrow Account to remain open for a period not to exceed the Termination Date, unless the offering is extended pursuant to subparagraph 3b(2). During said period, all such deposits shall be considered funds of the Company received by Escrow Agent for collection and upon receipt of collected funds on each such deposit. Upon written notice from the Company and the Representative, after release of the Minimum Subscription, the Escrow Agent shall release such amount of additional funds as directed in such additional written notice(s).

ESCROW AGENT SHALL BE PROTECTED IN RELYING ON THE SOLE WRITTEN ASSERTIONS OF THE COMPANY FOR EACH OF THE ITEMS IN THIS PARAGRAPH 3.

4. Escrow Agent is not a party to, nor is it bound by nor need it give consideration to the terms or provisions of any other agreement or undertaking between the undersigned or between any of the undersigned and other persons, or any agreement or undertaking which may be evidenced by or disclosed by any items included among the deposited funds, and Escrow Agent assents to and is to give consideration only to the terms and provisions of this Escrow Agreement. Unless it is specifically provided otherwise herein, Escrow Agent has no duty to determine or inquire into the happening or occurrence of any event or contingency or the performance or failure of performance of any of the undersigned with respect to arrangements or contracts with each other or with others, and the Escrow Agent's sole duty hereunder is to hold the deposited funds and to dispose of and deliver the same in accordance with instructions given to it in the form and tenor provided in this Escrow Agreement. The Company represents and warrants that each Subscriber has been advised of this Escrow Agreement and its availability.

5. Escrow Agent shall not be responsible or liable to any person in any manner whatever for


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the sufficiency, correctness, genuiness, effectiveness or validity of any of the deposited funds or for the form or execution thereof, or for the identity or authority of any person executing or depositing it. If any of the undersigned are acting as agent for others, all of the undersigned represent and warrant that such agent is authorized to make and enter into this Escrow Agreement. This Escrow Agreement is a personal one between the undersigned and the Escrow Agent only, and in connection therewith Escrow Agent is authorized by each of the undersigned to rely upon the representations, both actual and implied, of the undersigned and all other persons connected with this Escrow Agreement and the deposited funds, as to marital status, authority to execute and deliver this Escrow Agreement, notifications, receipts, or instructions hereunder, and relationships among persons,including persons authorized to receive delivery hereunder, and Escrow Agent shall not be liable to any person in any manner for such reliance. The duty of Escrow Agent hereunder shall only be to the undersigned, their successors, and assigns and to no other person or persons whomsoever.

6. Escrow Agent may act upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other instrument or document, from the Company and Escrow Agent may consider such to be genuine and to be what it purports to be. Escrow Agent shall be liable as a depository only and shall not be responsible for the sufficiency or accuracy of the form, execution or validity of documents deposited hereunder, or any description of funds or other thing therein, nor shall it be liable in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any such document or paper. The undersigned parties, jointly and severally, agree to indemnify and hold harmless Escrow Agent from and against any and all liabilities, including attorney's fees, incurred in connection with this Escrow Agreement.

7. Whenever under the terms of this Escrow Agreement the performance date of any provision hereof shall fall on a holiday of the Escrow Agent, the performance thereof on the next succeeding business day of Escrow Agent shall be deemed to be in full compliance. Whenever Escrow Agent is required by the terms hereof to take action upon the occurrence of any event or contingency, the time prescribed for such actions shall in all cases be a reasonable time after written notice to the Escrow Agent of the happenings of such event or contingency provided, however, that this provision shall not be deemed to limit or reduce the time allowed Escrow Agent for action as provided in Paragraph 12 of this Agreement.

8. Anything in this Escrow Agreement to the contrary notwithstanding, Escrow Agent shall not be liable to any person for anything which it may do or refrain from doing in connection with this Escrow Agreement, unless Escrow Agent is guilty of gross negligence or willful misconduct.

9. In case of any notice of dispute or disagreement between the parties, or among them or any other person resulting in adverse claims and demands being made in connection with, or for, any Escrow Account funds or other funds held pursuant to the terms of this Escrow Agreement:

         a. The Escrow Agent may refuse to comply with the claims or demands as long as such disagreement continues and in so refusing the Escrow Agent will make no


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delivery or disposition of the Escrow Account funds and the Escrow Agent shall not be liable or become liable in any way to any person for its failure or refusal to comply with such conflicting or adverse demands; and it shall be entitled to continue to refrain from acting and refuse to act until it receives authorization executed by all parties to the disagreement; or a certified or file-stamped copy of a court order resolving the disagreement; or a certified or file-stamped copy of a court order resolving the disagreement or directing a distribution of all or any portion of the Escrow Account funds. Upon receipt of any such document the Escrow Agent shall promptly act according to the terms thereby being relieved of any duty, responsibility or liability arising from the adverse claims and demands or from the terms of this Escrow Agreement.

         b. The Escrow Agent shall have at its option, at any time, the rights to file an action or bill in interpleader, or similar action for such purpose, in a court of competent jurisdiction and pay the Escrow Account funds and any income earned or accrued thereon into said court. In such event, the Escrow Agent's duties, responsibilities and liabilities with respect to the Escrow Account fund, proceeds therefrom and this Escrow Agreement shall terminate, provided however, that all costs and expenses, including attorney's fees, which the Escrow Agent incurs in any such action shall be the responsibility of and paid by the Company.

10. The death, disability, bankruptcy, insolvency or absence of any of the undersigned shall not affect or prevent performance or exercise by Escrow Agent of its obligations and rights hereunder.

11. Escrow Agent may from time to time advise with legal counsel of its own choosing in the event of any disagreement, controversy, question or doubt as to the construction of any of the provisions hereof or its duties and Escrow Agent will be protected in acting in good faith in accordance with the opinion of such counsel.

12. Escrow Agent will receive from the Company prior to distribution of the deposited funds and prior to termination of this Escrow Agreement, fees and charges for services of Escrow Agent hereunder which are agreed to be $3,000 and additional amounts sufficient to reasonably compensate Escrow Agent for any additional services, fees or charges imposed upon Escrow Agent as a result of additional responsibilities in connection with or arising on account of the deposits into the Escrow Account, the holding and disposition thereof pursuant to this Escrow Agreement, or as a result of litigation or threat of litigation. The Company agrees to reimburse Escrow Agent for reasonable attorney's fees, disbursement expenses,costs, charges and damages, if any, suffered or incurred by Escrow Agent in the performance of the duties and responsibilities of Escrow Agent pursuant to this Escrow Agreement.

13. The full amount of the deposited funds, less any fees and costs as herein described, shall be paid to the Company by the Escrow Agent pursuant to this Escrow Agreement. If additional moneys are added to the Escrow Account after the escrow is broken, Escrow Agent shall not be required to disburse such funds except pursuant to the provisions of this Escrow Agreement.


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Notwithstanding anything to the contrary contained herein, Escrow Agent is under no duty or responsibility to enforce collection of any checks delivered to Escrow Agent hereunder.

14. During the term of the escrow, the deposited Escrow Account funds hereunder shall, by order of the Company, be deposited in an interest bearing account with United National Bank pursuant to paragraph 3 above.

15. Escrow Agent reserves the right to resign hereunder, upon ten (10) days prior written notice to the Company. On and after the date of the written notice of resignation, Escrow Agent is not required to accept any additional deposits from Subscribers or anyone else for the Escrow Account. In the event of said resignation, and prior to the effective date thereof, the Company, by written notice to Escrow Agent, shall designate a successor escrow agent. If the Company fails to designate such a successor escrow agent within such time period, the Escrow Agent may deliver any undisbursed funds into the registry of any court having jurisdiction at the expense of the Company.

16. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida and the laws of the United States applicable to transactions in Florida.

17. UNITED NATIONAL BANK HAS NOT PARTICIPATED IN THE PLANNING OR STRUCTURING OF THIS TRANSACTION AND ASSUMES NO RESPONSIBILITY FOR ADVERSE TAX OR OTHER LEGAL CONSEQUENCES AFFECTING THE UNDERSIGNED, AN SUBSCRIBER OR ANY OTHER PERSON WHATSOEVER, EACH OR WHOM IS URGED TO DIRECT ALL SUCH QUESTIONS TO COMPETENT LEGAL COUNSEL OF ANY SUCH PERSON'S CHOICE.

18. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute and be one and the same instrument.

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
United National Bank, a chartered bank        Gay Entertainment Television, Inc.



By: __________________________                By: ________________________________________
Name: ________________________                    Marvin A. Schwam, Chief Executive Officer
Its: _________________________

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